UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2005

G REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-50261	52-2362509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	877-888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective December 19, 2005, the Board of Directors of G REIT, Inc. (the "Company") appointed Scott D. Peters, 47, to serve as Chief Executive Officer and President of the Company to succeed Anthony W. Thompson, whose voluntary resignation was effective as of December 19, 2005. Mr. Thompson will continue to serve as Chairman of the Board and a director of the Company. Mr. Peters previously served as the Company’s Chief Financial Officer and Executive Vice President from September 7, 2004 until December 19, 2005. From July 1996, Mr. Peters has served as Senior Vice President and Chief Financial Officer of Golf Trust of America, Inc., a publicly traded real estate investment trust. Mr. Peters also serves as Chief Financial Officer and Executive Vice President of T REIT, Inc. and Chief Financial Officer, Executive Vice President and member of the Board of Managers of Triple Net Properties, LLC, the Company’s advisor. Mr. Peters received a BBA in accounting and finance from Kent State University.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G REIT, Inc.

December 22, 2005	By:	/s/ SCOTT D. PETERS

Name: SCOTT D. PETERS
Title: Chief Executive Officer and President